Exhibit 99(a)-3

NOTICE OF GUARANTEED DELIVERY
PEMCO AVIATION GROUP, INC.
Offer to Exchange
up to $44,000,000 aggregate principal amount of its
12% Senior Subordinated Notes due 2009

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON DECEMBER 10, 2002, UNLESS EXTENDED.

As set forth in the Offering Circular dated November 12, 2002 (the “Offering Circular”) under “The Exchange Offer — How to Tender,” this form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) of Pemco Aviation Group, Inc., a Delaware corporation (the “Company”), if certificates representing Shares of Common Stock (“Common Stock Certificates”) are not immediately available (or the procedures for book-entry transfer cannot be completed on a timely basis) or the shareholders cannot deliver their Common Stock Certificates, Letter of Transmittal and other required documents to the Exchange Agent (as defined in the Offering Circular) on or prior to 5:00 p.m., New York City time, on December 10, 2002, unless extended as described in the Offering Circular (the “Expiration Time”). Such form may be delivered by hand or transmitted by facsimile transmission or mailed prior to the Expiration Time:

To: COMPUTERSHARE TRUST COMPANY
(the “Exchange Agent”)

Mailing Address	Facsimile Copy Number	Hand Delivery

Computershare Trust Company Attention: John Harmann P.O. Box 1596 Denver, CO 80201	303-262-0606	Computershare Trust Company Attention: John Harmann 350 Indiana Street, Suite 800 Golden, CO 80401

For information call:
Georgeson Shareholder
(212) 440-9800 or (866) 423-4877 (toll free)

Delivery of this instrument to an address or transmission of instruction via a facsimile number other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. The Eligible Institution (as defined in the Letter of Transmittal) that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Common Stock Certificates to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Offering Circular and related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged,              Shares of Common Stock pursuant to the guaranteed delivery procedure described in the Offering Circular under “The Exchange Offer — How to

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Tender.”

(PLEASE TYPE OR PRINT ALL INFORMATION BELOW)

Signature(s):	Common Stock Certificate No(s) (if available):

Name(s) of Record Holder(s):	Total Number of Shares Represented by Certificate(s):

Address(es):	Name of Tendering Institution:

Account Number:

Zip Code

Area Code and Tel. No(s):

Dated:

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GUARANTEE

(DO NOT USE FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees the delivery to the Exchange Agent of the Common Stock tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), or an Agent’s Message, in the case of a book-entry transfer of Common Stock, and any other required documents, all within three Nasdaq National Market trading days of the date hereof.

Name of Firm:	Authorized Signature:

Address:	Title:

Name:
Zip Code	(Please Type or Print)

Area Code and Tel. No. :	Dated:

NOTE: DO NOT SEND COMMON STOCK CERTIFICATES WITH THIS FORM.
CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL

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